SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

Catuity Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30045	38-3518829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 E. Jefferson Ave. Detroit, Michigan 48207 (Address of principal executive offices)	(313)-567-4348 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 7.01 Regulation FD Disclosure

The following presentation was given by the Company’s CEO, John Racine, at a Special Meeting of Shareholders on November 1, 2004 in Sydney, Australia

Rebuilding Shareholder Confidence: Catuity's Turnaround Plan Special Shareholder Meeting, Sydney Australia Monday, November 1, 2004 Presented by John Racine, CEO, Catuity Inc.

The Path To Recovery Sales effort lacked focus Company chased 'another Target', where large prospects have a long and risky sales cycle the good news is ... The technology is solid; our people are proven We are focused on markets where loyalty is a budget line, not a vision

Leadership With the Right Experience Sales-focused CEO John Racine knows POS, loyalty markets Seasoned in creating fast-growing small companies Board member Cliff Chapman knows technology, turnarounds Narrowed Sales Focus Creates True Opportunity Direct sales focused on underserved chain retailers with up to 250 stores with high-frequency and high churn customers Also serving retailers' partners: processors, marketing firms NOT 'elephant hunting' giant projects without allies Unbundling Product Gives Customers Buying Options Catuity will host loyalty and stored value that helps generate new revenue at the POS Leverage proven skills to manage IT projects that cut our customers costs Three Changes Since Sept. 27

Our Revenue Will Come From Three Overlapping Businesses Loyalty Processor Loyalty & Gift Card Software POS Services Midsize players who want program,not technology, are targets 3-5 year recurring revenue 'Foot in the door' lead to other opportunities Projects extend reputation as experts at POS Non-recurring revenue is vital to Catuity in 2005 Retailers with strong in-house focus, processors are targets They seek advantage through customization Licensing model giving way to 'white label' development

Clients Find Competitive Advantage With Catuity Cleveland-based EMS found Catuity's loyalty and gift card platform gave them a powerful way to acquire new merchant accounts EMS sees the Catuity platform as a cornerstone of their national growth strategy (1-in-5 clients use it today) and an independent profit center Retention among loyalty-focused merchants is nearly 100% "Catuity's technology has given us control of a gift card and loyalty program which helps us beat the competition because we help our merchants grow their profits." Jim Weiland, Chairman of EMS, Cleveland

Catuity's Plan Beyond 2005 Proprietary Loyalty Prepaid Services Gift Card Coalition Loyalty Ready To Sell Selling Today Build Vs Buy Expected Impact on Catuity Revenues: 2005 Late 2005 2006 POS Fraud Prevention Application Management Conversion Management Catuity will sell solutions that generate new revenue at the point of sale for our clients Generates Revenue Cuts Costs

The Board's Next Action... Upon certification of the vote today, the Board will immediately effect a 1 for 15 share consolidation to bring the company into compliance with Nasdaq's listing requirements Despite earlier discussions regarding an extension, Nasdaq staff indicate they have no discretion in the matter today As a result, a letter of intent to de-list is expected as early as Thursday, Nov. 4 Catuity will request an appeal hearing, which is normally held within 45-days of the request

....Nasdaq Notice Due Nov. 4 We expect that, by the end of November, our shares will have traded above $1 for at least 10 days. This will bring us into compliance. At that time, we would expect that Nasdaq would find Catuity in full compliance and the need for the hearing will be moot. Technically, Nasdaq could still de-list the company, though we believe, that a de-listing is very unlikely. The share consolidation should be effected when trading begins on November 12, 2004 on both the Nasdaq and ASX. Based on closing share prices last Friday, the consolidated shares would trade at: CAT AU$ 0.37 = AU$5.55 CTTY US$ 0.30 = US$4.50

We Welcome Your Questions How To Reach Us: John Racine Racine@catuity.com 313.567.4348, ext. 206 Catuity Inc. 2711 E. Jefferson Blvd. Detroit, MI 48207

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATUITY INC.
(Registrant)

By	/s/ John H. Lowry

John H. Lowry
Senior Vice President,
Chief Financial Officer & Secretary

Date: November 1, 2004